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                                                                    Exhibit 99.1
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For Immediate Release

              RenaissanceRe Holdings Ltd. Remains Comfortable with
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                  Street Estimates Following Seattle Earthquake
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Pembroke, Bermuda, March 5, 2001 -- RenaissanceRe Holdings Ltd. (NYSE: RNR)
announced today that it remains comfortable with Wall Street earnings estimates for its first quarter. Based on the Company's estimates of its losses from the Seattle event, and modest loss activity to date in the quarter, the Company anticipates that its loss experience in the quarter will be consistent with Street estimates.

The Company's assessment of its losses from the Seattle earthquake is preliminary, and assumes that industry insured losses are less than $3.5 billion. The Company's estimate of its first quarter earnings also assumes that there will not be significant loss activity for the balance of the quarter.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's principal product is property catastrophe reinsurance.

Cautionary Statement under "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this news release contain information about the Company's future prospects. These statements may be considered "forward-looking." These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future operations and results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999 and Forms 10-Q for the quarters ended March 31, June 30 and September 30, 2000.

CONTACT:
Martin J. Merritt
Vice President - Finance
RenaissanceRe Holdings Ltd.
(441) 299-7230